Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	July 21, 2016		574-235-2000

1st Source Corporation Announces Second Quarter Earnings,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS

•	Net income of $14.48 million and diluted net income per common share of $0.56.

•	Return on average assets of 1.09% and return on average common shareholders' equity of 8.84%.

•	Net recoveries of $0.11 million and nonperforming assets to loans and leases of 0.49%.

•	Average loans and leases grew $304.99 million or 8.03% from the second quarter of 2015.

•	Average deposits grew $373.33 million or 9.51% from the second quarter of 2015.

•	Net interest income on a tax-equivalent basis increased $0.68 million or 1.62% from the second quarter of 2015.

•	Noninterest income increased $0.77 million or 3.56% from the second quarter of 2015 (decreased 2.53% excluding equipment rental income).

•	Noninterest expenses increased $1.79 million or 4.69% from the second quarter of 2015 (increased 2.20% excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported net income of $14.48 million for the second quarter of 2016, compared to $15.63 million reported in the second quarter a year ago bringing the 2016 year-to-date net income to $28.30 million compared to $29.14 million in 2015. The quarterly and year-to-date net income comparisons were negatively impacted by a reduction in net interest recoveries of $1.35 million and $1.41 million, respectively, a higher provision for loan and leases losses of $1.24 million and $1.86 million, respectively, and by the writedown of an available-for-sale equity investment. These negatives were partially offset by gains of $1.02 million and $1.86 million, respectively, on a Volcker Rule required liquidation of a partnership investment.
Diluted net income per common share for the second quarter of 2016 was $0.56, versus $0.59 in the second quarter of 2015. Diluted net income per common share for the first half of 2016 was $1.08, compared to the $1.10 earned a year earlier.
At its July 2016 meeting, the Board of Directors approved a cash dividend of $0.18 per common share. The cash dividend is payable to shareholders of record on August 2, 2016 and will be paid on August 12, 2016. This brings dividends this year to $0.540 per common share compared to $0.491 per common share at the same time last year.

According to Christopher J. Murphy III, Chairman, “We saw solid growth in loans and leases and deposits again this quarter as we continue to add new clients to the bank. Average loans and leases were up a healthy 8.03% from a year ago and average deposits were strong, up 9.51% from that same period. Given the challenging low interest rate environment, we had a steady performance overall. Just as importantly, credit quality remains positive with net recoveries for the quarter. Net interest margins continue to be negatively impacted by low interest rates and while flat compared to last quarter are down 19 basis points compared to a year ago.”
“We continue to reinvest in our facilities and this quarter completed renovations of our banking centers in Bluffton and Huntington, Indiana, making the Fort Wayne region our first to be fully renovated. We also started construction of a new larger office in the heart of downtown Warsaw, Indiana.” Mr. Murphy concluded.

SECOND QUARTER 2016 FINANCIAL RESULTS
Loans
Average loans and leases of $4.11 billion increased $304.99 million, or 8.03% in the second quarter of 2016 from the year ago quarter and have increased $96.68 million, or 2.41% from the first quarter. Year to date average loans and leases of $4.06 billion increased $319.32 million, or 8.54% from the first six months of 2015.
Deposits
Average deposits of $4.30 billion grew $373.33 million, or 9.51% for the quarter ended June 30, 2016 from the year ago quarter and have increased $147.13 million, or 3.54% compared to the first quarter. Average deposits for the first six months of 2016 were $4.23 billion an increase of $354.52 million or 9.16% from the same period a year ago.
Net Interest Income and Net Interest Margin
Second quarter 2016 tax-equivalent net interest income of $42.75 million increased $0.68 million, or 1.62% from the quarter a year ago and increased $1.00 million, or 2.40% from the first quarter. Second quarter 2016 net interest recoveries were down $1.35 million from the year ago quarter, resulting in an 11 basis point reduction to the net interest margin. Second quarter 2016 net interest recoveries were slightly higher relative to the first quarter.
For the first six months of 2016, tax-equivalent net interest income was $84.50 million, an increase of $2.58 million, or 3.15% compared to the same period a year ago. Net interest recoveries for the first half of 2016 were down $1.41 million from the first half of 2015, resulting in a 6 basis point reduction to the net interest margin.
Second quarter 2016 net interest margin was 3.45%, a decrease of 19 basis points from the 3.64% for the same period in 2015 and remained unchanged from the first quarter.
Net interest margin for the first six months of 2016 was 3.45%, a decrease of 16 basis points from the 3.61% for the same period in 2015.

Noninterest Income
Noninterest income increased $0.77 million or 3.56% and $2.64 million or 6.40% in the three and six month periods ended June 30, 2016, respectively over the same periods a year ago. The increase in noninterest income was mainly due to higher equipment rental income related to an increase in the average equipment rental portfolio and gains on the liquidation of a partnership investment required by the Volcker Rule, which was offset by lower monogram fund income and an other than temporary impairment writedown on an available-for-sale equity security.
Noninterest Expense
Noninterest expense increased $1.79 million or 4.69% and $4.44 million or 5.28% for the three and six months ended June 30, 2016, respectively over the comparable periods a year ago. The increase in noninterest expense was primarily due to higher depreciation on leased equipment and increased loan and lease collection and repossession expenses. Depreciation on leased equipment was higher as a result of an increase in the average equipment rental portfolio. Loan and lease collection and repossession expenses increased mainly due to lower recoveries on repurchased mortgage loans and fewer gains on the sale of other real estate owned.
Credit
The reserve for loan and lease losses as of June 30, 2016 was 2.20% of total loans and leases compared to 2.21% at March 31, 2016 and 2.25% at June 30, 2015. Net recoveries of $0.11 million were recorded for the second quarter of 2016 compared with net recoveries of $0.68 million in the same quarter a year ago. Year to date, net recoveries of $0.32 million have been recorded in 2016, compared to net recoveries of $0.35 million for the first half of 2015.
Due primarily to an increase in loan and lease outstandings and special attention reserves, the provision for loan and lease losses for the second quarter 2016 increased $1.24 million compared with the same period in 2015 and was up $1.07 million from the first quarter. The provision for loan and lease losses for the first six months of 2016 was $3.02 million up $1.86 million from the same period in 2015.
The ratio of nonperforming assets to net loans and leases was 0.49% as of June 30, 2016, down from 0.55% on June 30, 2015 and down from the 0.51% on March 31, 2016.
Capital
As of June 30, 2016, the common equity-to-assets ratio was 12.30%, compared to 12.39% at March 31, 2016 and 12.60% a year ago. The tangible common equity-to-tangible assets ratio was 10.90% at June 30, 2016 and 10.96% at March 31, 2016 compared to 11.09% a year earlier. The Common Equity Tier 1 ratio was 12.20% at June 30, 2016 compared to 12.37% at March 31, 2016 and 12.72% a year ago. During 2016, the Company repurchased $8.01 million of common stock in several open market transactions.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 80 community banking centers in 17 counties, 8 trust and wealth management locations, 10 1st Source Insurance offices, as well as 22 specialty finance locations nationwide.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. 1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.
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(charts attached)

1st SOURCE CORPORATION
2nd QUARTER 2016 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
AVERAGE BALANCES
Assets	$5,343,630	$5,209,765	$4,956,246	$5,276,697	$4,888,724
Earning assets	4,986,635	4,863,774	4,634,091	4,925,204	4,573,117
Investments	804,856	794,849	791,569	799,853	790,073
Loans and leases	4,105,111	4,008,435	3,800,120	4,056,772	3,737,449
Deposits	4,300,402	4,153,273	3,927,077	4,226,838	3,872,320
Interest bearing liabilities	3,709,706	3,607,008	3,450,830	3,658,357	3,407,965
Common shareholders’ equity	659,092	649,597	632,300	654,344	627,873

INCOME STATEMENT DATA
Net interest income	$42,293	$41,289	$41,665	$83,582	$81,101
Net interest income - FTE	42,753	41,750	42,072	84,503	81,926
Provision for loan and lease losses	2,049	975	811	3,024	1,168
Noninterest income	22,297	21,627	21,531	43,924	41,282
Noninterest expense	40,034	40,705	38,241	80,739	76,302
Net income	14,479	13,818	15,630	28,297	29,141

PER SHARE DATA*
Basic net income per common share	$0.56	$0.53	$0.59	$1.08	$1.10
Diluted net income per common share	0.56	0.53	0.59	1.08	1.10
Common cash dividends declared	0.180	0.180	0.164	0.360	0.327
Book value per common share	25.59	25.14	24.11	25.59	24.11
Tangible book value per common share	22.32	21.87	20.87	22.32	20.87
Market value - High	34.83	33.50	31.75	34.83	31.75
Market value - Low	30.32	27.01	27.69	27.01	26.95
Basic weighted average common shares outstanding	25,853,537	25,923,530	26,212,999	25,888,534	26,235,511
Diluted weighted average common shares outstanding	25,853,537	25,923,530	26,212,999	25,888,534	26,235,511

KEY RATIOS
Return on average assets	1.09%	1.07%	1.26%	1.08%	1.20%
Return on average common shareholders’ equity	8.84	8.56	9.91	8.70	9.36
Average common shareholders’ equity to average assets	12.33	12.47	12.76	12.40	12.84
End of period tangible common equity to tangible assets	10.90	10.96	11.09	10.90	11.09
Risk-based capital - Common Equity Tier 1	12.20	12.37	12.72	12.20	12.72
Risk-based capital - Tier 1	13.41	13.63	14.05	13.41	14.05
Risk-based capital - Total	14.73	14.94	15.36	14.73	15.36
Net interest margin	3.45	3.45	3.64	3.45	3.61
Efficiency: expense to revenue	58.76	62.28	57.74	60.50	59.85
Net charge offs to average loans and leases	(0.01)	(0.02)	(0.07)	(0.02)	(0.02)
Loan and lease loss reserve to loans and leases	2.20	2.21	2.25	2.20	2.25
Nonperforming assets to loans and leases	0.49	0.51	0.55	0.49	0.55

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
END OF PERIOD BALANCES
Assets	$5,379,938	$5,245,610	$5,187,916	$5,105,584	$5,014,023
Loans and leases	4,152,763	4,031,975	3,994,692	3,955,550	3,852,699
Deposits	4,325,084	4,225,148	4,139,186	4,019,156	3,962,585
Reserve for loan and lease losses	91,458	89,296	88,112	87,616	86,588
Intangible assets	84,386	84,530	84,676	84,822	84,967
Common shareholders’ equity	661,757	649,973	644,053	639,221	631,631

ASSET QUALITY
Loans and leases past due 90 days or more	$275	$728	$122	$411	$278
Nonaccrual loans and leases	12,579	12,982	12,718	18,985	15,082
Other real estate	452	330	736	232	301
Former bank premises held for sale	—	—	—	515	626
Repossessions	7,619	7,201	6,927	6,602	5,433
Equipment owned under operating leases	107	113	121	146	—
Total nonperforming assets	$21,032	$21,354	$20,624	$26,891	$21,720
*Three and six months ended June 30, 2015 share and per share figures have been adjusted for a 10% stock dividend declared July 22, 2015 and issued on August 14, 2015.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30,	March 31,	December 31,	June 30,
	2016	2016	2015	2015
ASSETS
Cash and due from banks	$58,944	$52,373	$65,171	$66,302
Federal funds sold and interest bearing deposits with other banks	14,297	32,854	14,550	11,396
Investment securities available-for-sale	814,258	801,950	791,727	786,471
Other investments	21,973	21,973	21,973	20,743
Trading account securities	—	—	—	211
Mortgages held for sale	15,924	11,999	9,825	14,782
Loans and leases, net of unearned discount:
Commercial and agricultural	759,175	749,024	744,749	719,972
Auto and light truck	457,586	428,455	425,236	446,731
Medium and heavy duty truck	273,674	272,917	278,254	250,045
Aircraft	822,842	783,844	778,012	751,665
Construction equipment	484,354	467,782	455,565	445,479
Commercial real estate	715,932	716,610	700,268	641,205
Residential real estate and home equity	482,979	466,450	464,129	454,730
Consumer	156,221	146,893	148,479	142,872
Total loans and leases	4,152,763	4,031,975	3,994,692	3,852,699
Reserve for loan and lease losses	(91,458)	(89,296)	(88,112)	(86,588)
Net loans and leases	4,061,305	3,942,679	3,906,580	3,766,111
Equipment owned under operating leases, net	119,312	110,412	110,371	93,875
Net premises and equipment	54,506	54,139	53,191	50,931
Goodwill and intangible assets	84,386	84,530	84,676	84,967
Accrued income and other assets	135,033	132,701	129,852	118,234
Total assets	$5,379,938	$5,245,610	$5,187,916	$5,014,023

LIABILITIES
Deposits:
Noninterest bearing	$944,626	$926,379	$902,364	$857,079
Interest-bearing deposits:
Interest-bearing demand	1,391,823	1,307,142	1,350,417	1,345,269
Savings	779,899	783,412	745,661	726,853
Time	1,208,736	1,208,215	1,140,744	1,033,384
Total interest-bearing deposits	3,380,458	3,298,769	3,236,822	3,105,506
Total deposits	4,325,084	4,225,148	4,139,186	3,962,585
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	161,826	169,820	130,662	122,658
Other short-term borrowings	44,150	12,094	102,567	139,529
Total short-term borrowings	205,976	181,914	233,229	262,187
Long-term debt and mandatorily redeemable securities	64,738	68,837	57,379	57,488
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	63,620	60,974	55,305	41,368
Total liabilities	4,718,182	4,595,637	4,543,863	4,382,392

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at June 30, 2016, March 31, 2016 and December 31, 2015, respectively and 28,206,076 shares at June 30, 2015*	436,538	436,538	436,538	436,538
Retained earnings*	270,744	260,813	251,812	232,507
Cost of common stock in treasury (2,342,904, 2,356,417, 2,178,090, and 2,009,732 shares at June 30, 2016, March 31, 2016, December 31, 2015, and June 30, 2015, respectively)*	(56,357)	(56,677)	(50,852)	(45,706)
Accumulated other comprehensive income	10,831	9,299	6,555	8,292
Total shareholders’ equity	661,756	649,973	644,053	631,631
Total liabilities and shareholders’ equity	$5,379,938	$5,245,610	$5,187,916	$5,014,023
*June 30, 2015 share data, common stock, and retained earnings gives retrospective recognition to a 10% stock dividend declared on July 22, 2015 and issued on August 14, 2015.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Interest income:
Loans and leases	$43,891	$42,736	$42,583	$86,627	$82,187
Investment securities, taxable	3,040	3,080	2,648	6,120	5,652
Investment securities, tax-exempt	697	692	754	1,389	1,523
Other	309	291	229	600	484
Total interest income	47,937	46,799	46,214	94,736	89,846
Interest expense:
Deposits	3,790	3,771	2,838	7,561	5,397
Short-term borrowings	119	161	131	280	234
Subordinated notes	1,055	1,055	1,055	2,110	2,110
Long-term debt and mandatorily redeemable securities	680	523	525	1,203	1,004
Total interest expense	5,644	5,510	4,549	11,154	8,745
Net interest income	42,293	41,289	41,665	83,582	81,101
Provision for loan and lease losses	2,049	975	811	3,024	1,168
Net interest income after provision for loan and lease losses	40,244	40,314	40,854	80,558	79,933
Noninterest income:
Trust fees	5,108	4,623	5,247	9,731	9,804
Service charges on deposit accounts	2,276	2,107	2,367	4,383	4,564
Debit card	2,816	2,599	2,628	5,415	5,027
Mortgage banking	1,115	1,046	1,239	2,161	2,490
Insurance commissions	1,233	1,563	1,382	2,796	2,687
Equipment rental	6,517	6,073	5,342	12,590	10,421
(Losses) gains on investment securities available-for-sale	(209)	10	4	(199)	4
Other	3,441	3,606	3,322	7,047	6,285
Total noninterest income	22,297	21,627	21,531	43,924	41,282
Noninterest expense:
Salaries and employee benefits	21,194	21,351	20,794	42,545	41,719
Net occupancy	2,307	2,501	2,345	4,808	4,806
Furniture and equipment	4,811	4,790	4,531	9,601	8,867
Depreciation - leased equipment	5,444	5,101	4,396	10,545	8,484
Professional fees	1,190	1,219	1,108	2,409	1,978
Supplies and communication	1,374	1,508	1,409	2,882	2,815
FDIC and other insurance	911	879	847	1,790	1,696
Business development and marketing	1,025	980	1,214	2,005	2,263
Loan and lease collection and repossession	385	427	(294)	812	69
Other	1,393	1,949	1,891	3,342	3,605
Total noninterest expense	40,034	40,705	38,241	80,739	76,302
Income before income taxes	22,507	21,236	24,144	43,743	44,913
Income tax expense	8,028	7,418	8,514	15,446	15,772
Net income	$14,479	$13,818	$15,630	$28,297	$29,141
Per common share*:
Basic net income per common share	$0.56	$0.53	$0.59	$1.08	$1.10
Diluted net income per common share	$0.56	$0.53	$0.59	$1.08	$1.10
Cash dividends	$0.180	$0.180	$0.164	$0.360	$0.327
Basic weighted average common shares outstanding	25,853,537	25,923,530	26,212,999	25,888,534	26,235,511
Diluted weighted average common shares outstanding	25,853,537	25,923,530	26,212,999	25,888,534	26,235,511
*The computation of the three and six months ended June 30, 2015 per common share data and shares outstanding gives retrospective recognition to a 10% stock dividend declared on July 22, 2015 and issued on August 14, 2015.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$678,849	$3,040	1.80%	$671,989	$3,080	1.84%	$667,914	$2,648	1.59%
Tax exempt	126,007	1,012	3.23%	122,860	1,013	3.32%	123,655	1,111	3.60%
Mortgages held for sale	11,100	110	3.99%	9,137	95	4.18%	13,452	125	3.73%
Loans and leases, net of unearned discount	4,105,111	43,926	4.30%	4,008,435	42,781	4.29%	3,800,120	42,508	4.49%
Other investments	65,568	309	1.90%	51,353	291	2.28%	28,950	229	3.17%
Total earning assets	4,986,635	48,397	3.90%	4,863,774	47,260	3.91%	4,634,091	46,621	4.04%
Cash and due from banks	60,786			58,851			62,452
Reserve for loan and lease losses	(90,107)			(88,845)			(86,047)
Other assets	386,316			375,985			345,750
Total assets	$5,343,630			$5,209,765			$4,956,246

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,380,208	3,790	0.45%	3,254,262	3,771	0.47%	3,096,622	2,838	0.37%
Short-term borrowings	204,828	119	0.23%	231,477	161	0.28%	238,051	131	0.22%
Subordinated notes	58,764	1,055	7.22%	58,764	1,055	7.22%	58,764	1,055	7.20%
Long-term debt and mandatorily redeemable securities	65,906	680	4.15%	62,505	523	3.37%	57,393	525	3.67%
Total interest-bearing liabilities	3,709,706	5,644	0.61%	3,607,008	5,510	0.61%	3,450,830	4,549	0.53%
Noninterest-bearing deposits	920,194			899,011			830,455
Other liabilities	54,638			54,149			42,661
Shareholders’ equity	659,092			649,597			632,300
Total liabilities and shareholders’ equity	$5,343,630			$5,209,765			$4,956,246
Net interest income		$42,753			$41,750			$42,072
Net interest margin on a tax equivalent basis			3.45%			3.45%			3.64%

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Six Months Ended
	June 30, 2016			June 30, 2015
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$675,419	$6,120	1.82%	$666,752	$5,652	1.71%
Tax exempt	124,434	2,025	3.27%	123,321	2,245	3.67%
Mortgages held for sale	10,119	205	4.07%	13,231	251	3.83%
Loans and leases, net of unearned discount	4,056,772	86,707	4.30%	3,737,449	82,039	4.43%
Other investments	58,460	600	2.06%	32,364	484	3.02%
Total earning assets	4,925,204	95,657	3.91%	4,573,117	90,671	4.00%
Cash and due from banks	59,818			62,000
Reserve for loan and lease losses	(89,476)			(85,920)
Other assets	381,151			339,527
Total assets	$5,276,697			$4,888,724

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,317,235	7,561	0.46%	3,063,087	5,397	0.36%
Short-term borrowings	218,153	280	0.26%	229,050	234	0.21%
Subordinated notes	58,764	2,110	7.22%	58,764	2,110	7.24%
Long-term debt and mandatorily redeemable securities	64,205	1,203	3.77%	57,064	1,004	3.55%
Total interest-bearing liabilities	3,658,357	11,154	0.61%	3,407,965	8,745	0.52%
Noninterest-bearing deposits	909,603			809,233
Other liabilities	54,393			43,653
Shareholders’ equity	654,344			627,873
Total liabilities and shareholders’ equity	$5,276,697			$4,888,724
Net interest income		$84,503			$81,926
Net interest margin on a tax equivalent basis			3.45%			3.61%

The NASDAQ Stock Market National Market Symbol: “SRCE” (CUSIP #336901 10 3)
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